Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SMTC Corporation:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/    KPMG LLP

Toronto, Canada

June 22, 2005